UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2023, Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock, $0.001 par value per share (the “Common Stock”), from time to time through Jefferies. The Company has also filed a prospectus supplement (the “Prospectus Supplement”) relating to the Sales Agreement with the Securities and Exchange Commission (the “SEC”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-238087), which was declared effective on May 19, 2020 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $40.0 million under the Sales Agreement (the “Shares”).

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Jefferies may sell the shares of Common Stock at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company or Jefferies may suspend or terminate the offering of shares of Common Stock upon notice to the other party, subject to certain conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

The Company has agreed to pay Jefferies commissions for its services of acting as agent of up to 3.0% of the gross proceeds from the sale of shares of Common Stock pursuant to the Sales Agreement. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01. Other Events.

Prior Sales Agreement

The Company previously was party to an Amended and Restated Sales Agreement with Jefferies, dated May 7, 2020 (the “Prior Sales Agreement”), pursuant to which the Company could offer and sell shares of its Common Stock for aggregate gross sale proceeds of up to $75.0 million through Jefferies by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. On January 10, 2023, the Prior Sales Agreement terminated in accordance with its terms when the Company completed the sale of $75.0 million of its shares of Common Stock pursuant to the Prior Sales Agreement. The Company will not make any further sales of its Common Stock pursuant to the Prior Sales Agreement or the related prospectus, dated May 19, 2020, under the Registration Statement. As of the date of termination of the Prior Sales Agreement, the Company had sold an aggregate of 565,974 shares of its Common Stock under the Prior Sales Agreement for aggregate gross proceeds of $75.0 million. From September 30, 2022 through January 10, 2023, the Company issued and sold an aggregate of 394,348 shares of Common Stock pursuant to the Prior Sales Agreement for aggregate net proceeds of $11.0 million.

Oxford Loan Agreement Prepayments

As previously disclosed, on December 27, 2022, the Company and Combangio, Inc., its wholly-owned subsidiary, entered into an amendment (the “Amendment”) with Oxford Finance LLC to the Loan and Security Agreement, dated May 4, 2021 (as amended, the “Loan Agreement”), by and among the Company, Combangio, Inc. and Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”), and in its capacity as collateral agent (in such capacity, the “Agent”). Pursuant to the Amendment, the Company agreed, among other things, to make partial prepayments of the principal amount of the term loan outstanding under the Loan Agreement as follows (collectively, the “Prepayments”): (1) a payment of $5,000,000 on or before June 30, 2023, representing a partial prepayment of principal in the amount of $4,672,897.20, plus a final payment fee of $327,102.80 and (2) a payment of $5,000,000 on or before January 31, 2024, representing a partial prepayment of principal in the amount of $4,672,897.20, plus a final payment fee of 327,102.80, plus in each case accrued and unpaid interest through the date of prepayment. Following recent sales under the Prior Sales Agreement, on January 18, 2023, the Company notified the Lender and Agent of its intention to make the Prepayments, including the final payment fees and accrued and unpaid interest thereon, on February 2, 2023 in satisfaction of the Company’s obligations under the Amendment. Upon such payments, the principal amount of the term loan outstanding under the Loan Agreement will total approximately $34.0 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated as of January 19, 2023, by and between Kala Pharmaceuticals, Inc. and Jefferies LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: January 19, 2023	By:	/s/ Eric L. Trachtenberg
		Name:	Eric L. Trachtenberg
		Title:	General Counsel, Chief Compliance Officer & Corporate Secretary